STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 16, 2010

Job Number: C20101216-1284
Reference Number: 00002958713-35
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070086060-89	Articles of Incorporation	8 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20101216-1284
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070086060-89
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/06/2007 3:30 PM
	Entity Number E0082072007-6

Important: Read attached instructions before completing form

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: DECA INVESTMENTS, INC.

2. Resident Agent Name and Street Address:
National Registered Agents, Inc. of NV
Name
1000 East William Street, Suite 204 | Carson City | NEVADA | 89701
Street Address | City | | Zip Code
1000 East William Street, Suite 204 | Carson City | | 89701
Optional Mailing Address | City | State | Zip Code

3. Shares:
Number of shares with par value: 310,000,000 Par value: $0.001 Number of shares without par value:

4. Names & Addresses, of Board of Directors/Trustees:
1. Paul Goodman
Name
420 Lexington Avenue; Suite 2020 | New York | NY | 10170
Street Address | City | State | Zip Code
2.
Name
Street Address | City | State | Zip Code
3.
Name
Street Address | City | State | Zip Code

5. Purpose:
The purpose of this Corporation shall be:
Any lawful purpose.

6. Names, Address and Signature of Incorporator:
Paul Goodman
Name | Signature
420 Lexington Avenue; Suite 2020 New | | NY | 1070
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
National Registered Agents, Inc 2-6-07
Authorized Signature of R.A. or On Behalf of R.A. Company Date

ATTACHMENT TO:

ARTICLES OF INCORPORATION
OF
DECA INVESTMENTS, INC.

Additional Provisions

EIGHT: The total number of shares which the corporation shall have authority to issue is Three Hundred Ten Million (310,000,000) shares, having a par value of $.0001 per share, as follows:

Common. The aggregate number of common shares which this Corporation shall have authority to issue is 300,000,000 shares of Common Stock, having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

Preferred. The Corporation shall be authorized to issue 10,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

NINE: Election of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation. The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

TEN: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

ELEVEN: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any

covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TWELVE: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the state, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEEN: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in it's discretion it shall deem advisable.

CERTIFICATE OF DESIGNATION, NUMBER, VOTING POWER, PREFERENCES AND RELATIVE, PARTICIPATING, OPTION OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES OF PREFERRED STOCK TO BE DESIGNATED.

SERIES A CONVERTIBLE
PREFERRED STOCK
Par Value $0.001

OF

DECA INVESTMENTS, INC.

Pursuant to Section NRS 78.1955

of the

Nevada Revised Statues

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on February 5, 2007, by the Board of Directors of Deca Investments, Inc., a Nevada corporation (hereinafter referred to as the "Corporation"), pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation and in accordance with the provisions of the Nevada Revised Statues:

RESOLVED that pursuant to authority expressly granted to and vested in this Board of Directors of the Corporation in accordance with the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), the issuance of a series of Convertible Series A Preferred Stock, no par value, which shall consist of up to 100,000 of the 1,000,000 shares of Preferred Stock which the Corporation now has authority to issue be, and the same hereby is, authorized, and this Board of Directors hereby fixes the designations, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock) as follows:

1. Designation. There shall be a series of Convertible Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting that series shall by one hundred thousand (100,000) shares.

2. Dividend. The holders of shares of Series A Preferred Stock shall not be entitled to receive dividends.

3. Voting. The Series A Preferred Stock shall not have any voting rights in actions to be taken by the stockholders of the Corporation.

4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred stock shall share pro rata with the holders of Common Stock, on an as if converted basis..

5. Conversions. The holders of shares of Series A Preferred Stock shall have the following conversion rights:

(a) Optional Conversion. Each share of Series A Preferred Stock shall be convertible at any time, at the option of the holder thereof, and at the office of the Corporation or any transfer agent for such stock, into one thousand (1,000) fully paid and non-assessable shares of Common Stock (the "Conversion Ratio"). Any holder of Series A Preferred Stock desiring to convert its shares of Series A Preferred Stock may convert all or part of their shares of Series A Preferred Stock.

Before any holder of Series A Preferred Stock shall be entitled to optional conversion of such Series A Preferred Stock into shares of Common Stock, such holder shall (i) surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, or (ii) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an affidavit of lost certificate with respect to such certificate or certificates satisfactory to the Corporation, and give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Stock shall be entitled to convert any shares of Series A Preferred Stock, if after such conversion, such holder shall then own more than 4.999% of the issued and outstand common stock of the Corporation (after giving effect to such conversion).

(b) Adjustments for Combinations or Consolidations of Common Stock or Preferred Stock.

(1) Adjustments for Subdivisions or Combinations of Common Stock. If the outstanding shares of Common Stock shall be subdivided (by reclassification, stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Ratio of the Series A Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, (by reclassification, stock split or otherwise), into a lesser number of shares of Common Stock, the Conversion Ratio of the Series A Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Notwithstanding anything to the contrary contained herein, there shall be no adjustment in the event if the outstanding shares of the common stock shall be combined or

consolidated by reclassification, reverse stock split or otherwise, into a lesser number of shares of common stock. For the purpose of illustration, the Conversion Ratio shall be the same before as well as after any such reclassification, reverse stock split or otherwise.

(2) Adjustment for Mergers or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another Corporation or the conveyance of all or substantially all of the assets of the Corporation to another Corporation, each share of Series A Preferred Stock shall be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Ratios) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(c) No Impairment. The Corporation shall not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the trading of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

(d) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 5, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and, the Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

(e) Notice of Record Date. In the event that the Corporation shall propose at any time:

(i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or earned surplus;

(ii) to offer for subscription pro-rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

(iii) to effect any reclassification or recapitalization of its Common stock outstanding involving a change in the Common Stock; or

(iii) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then in connection with each such event, the Corporation shall send a written notice to the holders of the Series A Preferred Stock:

(1) at least twenty (20) days prior to the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of any of the matters referred to in subsection (iii) or (iv) above; and

(2) at least twenty (20) days prior to the date when any of the matters referred to in subsections (iii) or (iv) above shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation. In the event the notice requirements of this section are not complied with or waived, the Corporation shall forthwith either cause the closing of the transactions to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of Series A Preferred Stock shall revert to and be the same as the rights, preferences and privileges existing immediately prior to the date of the first notice referred to in this section.

(f) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(h) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion

would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

6. Amendments. No provision of these terms of the Series A Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock.

IN WITNESS WHEREOF, Deca Investments, Inc. has caused this certificate to be signed on it behalf by Paul Goodman, its Incorporator, this 5th day of February, 2007.

DECA INVESTMENTS, INC.

By: [signature]
Name: PAUL GOODMAN
Title: